SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 13, 2006
                                (Date of Report)

                                 August 16, 2005
                        (Date of Earliest Event Reported)

                          Claremont Technologies Corp.
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                       000-50240            98-0338263
             ------                       ---------            ----------
 (State or other jurisdiction of          Commission     (IRS Employer I.D. No.)
         incorporation)                  File Number

                           1100 - 1200 West 73rd Ave.
                             Vancouver, B.C V6P 6G5
                    (Address of Principal Executive Offices)

                                 (604) 267-7032
                         (Registrant's Telephone Number)

                                 Not Applicable.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.03 BANKRUPTCIES OR RECEIVERSHIP

At a March 8, 2006 hearing before the Honorable Judith Riegle, in the United States Bankruptcy Court for the District of Nevada, at a hearing on the motion to convert, the parties announced that they had reached a tentative settlement, requested that the motion to convert be continued and that the court set a hearing date for motion to dismiss. The Court has scheduled a hearing on the motion to dismiss and the motion to approve settlement agreement for April 12, 2006, before Judge Riegle in the United States Bankruptcy Court, Courtroom #1, 300 Las Vegas Blvd. South, Las Vegas, NV 89101, where, predicated upon the court's dismissal of the bankruptcy case, the motion to convert will be withdrawn.

Under the general terms of the pending settlement of March 8, 2006, Al Rahim, a manager with the Company, has agreed to purchase the claims belonging to petitioning creditors and related creditors, totaling approximately $335,597.11 plus accrued interest and charges, for the amount of $225,000, contingent upon the dismissal of the bankruptcy case pending before the US District Court, District of Nevada, and various releases and mutual releases between the parties and third parties, and pursuant to a settlement agreement to be finalized by the parties.





                                   SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   CLAREMONT TECHNOLOGIES CORP.


DATE:  March 13, 2006                              By:  /s/ Gus Rahim
                                                        ------------------------
                                                        Gus Rahim
                                                        President, Director